THIRD ADDENDUM
TO
THIRD AMENDMENT TO CONSTRUCTION-TERM LOAN AGREEMENT

This Third Addendum to Third Amendment to Construction-Term Loan Agreement (“Addendum”) is made effective as of the 2nd day of January, 2012 between MLIC Asset Holdings LLC, successor-in-interest to Outsource Services Management, LLC, successor-in-interest to the Federal Deposit Insurance Corporation as receiver of BankFirst (“Lender”) and Iowa Renewable Energy, LLC (“Borrower”).

RECITALS:

A.
The Lender and the Borrower entered into that certain Third Amendment to Construction-Term Loan Agreement, dated September 1, 2010, as amended by a First Addendum to Third Amendment to Construction-Term Loan Agreement, dated September 15, 2010 and a Second Addendum to Third Amendment to Construction-Term Loan Agreement, dated February 2, 2011 (collectively, the “Third Amendment”).

B.
As of January 2, 2012, there was owed on the Note the principal balance of $27,142,668.20, accrued interest in the amount of $151,202.40, totaling $27,293,870.60, plus interest continuing to accrue on the unpaid principal balance in the amount of $4,818.01 per day. The Note matures on January 2, 2012.

C.
The Borrower is in default of the Loan Agreement due to the Borrower's failure to comply with the following covenants: (i) Section 5.01(u) - Rolling twelve month Budget updated monthly, (ii) Section 5.01(v) - 13 week cash flow projection updated weekly, and, (iii) Section 5.02 (z) Net Worth - minimum of $5,000,000.00 (collectively, the “Existing Defaults”)

D.
The Borrower is also indebted to the Lender, Federation Bank and Washington State Bank under a revolving line of credit note, dated September 1, 2010 in the principal amount of $6,000,000.00 (the “Line of Credit Note”), which is governed by that certain loan agreement between the Borrower and such creditors, dated September 1, 2010 (the “Revolving Line of Credit Loan Agreement”).

E.
As of January 2, 2012, there was owed on the Revolving Line of Credit Note the principal balance of $3,874,528.44, accrued interest in the amount of $82,284.14, totaling $3,956,812.58, plus interest continuing to accrue on the unpaid principal balance in the amount of $1,751.07 per day. The Line of Credit matures on January 2, 2012.

F.
The Borrower has requested that the Lender extend maturity date of the Note and waive the Existing Defaults. Subject to the satisfaction of the terms and conditions of this Third Addendum, the Lender has agreed to the Borrower's request.

G.	The Lender and the Borrower wish to amend the Third Amendment pursuant to the terms of this Addendum and extend the maturity date of the Note pursuant to the terms of a note modification agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein it is agreed:

1.
All terms not otherwise defined in this Addendum shall have the meaning given to such term in the Third Amendment. The recital paragraphs are hereby incorporated as though fully set forth in this Addendum.

2.
Notwithstanding the execution of the Third Amendment or any addendum thereto, or the delivery of all documents in furtherance thereof, this Addendum and the Note Modification (as hereinafter defined) becoming effective shall be subject to the timely satisfaction of the following conditions precedent:

(a)	Except as specifically waived by Lender in this Addendum, no event of Default or event which will mature into an event of Default, shall have occurred and be continuing.

(b)	The Borrower shall have delivered the Loan Documents and the agreements listed below, each of which shall be in a form and content satisfactory to the Lender, executed by the parties specified therein, and all other documents, certificates, opinions and statements requested by the Lender:

(i)	This Addendum.

(ii)	A note modification agreement pursuant to which the maturity date of the Note is extended to January 5, 2013 (the “Note Modification”).

(c) The Borrower shall have paid the Lender an extension fee of Seventy-Five Thousand Dollars ($75,000.00) in US dollars and in readily available funds.

(d)	The Borrower shall have provided evidence satisfactory to the Lender, in the exercise of its sole discretion, that the Borrower is certified to produce bio-diesel.

(e)
The Lender, including, without limitation, any third party hired by the Lender at the Borrower's expense, shall have completed an inspection of the Borrower's books and records and the results of such inspection shall have been satisfactory to the Lender, in the exercise of its sole discretion.

(f)	The Participants shall have approved of this Addendum in a form satisfactory to the Lender.

(g)
The Borrower shall have delivered to the Lender copies of all material agreements with third parties, including, but not limited to, management agreements, marketing agreements, procurement contracts, and other contracts used in the normal operations of the Borrower. In addition, the Borrower shall have assigned to the Lender each of such material agreements as may be required by the Lender, in the exercise of its sole discretion.

(h)	The Borrower shall have provided the Lender with evidence of the insurance required under Section 3.04 of the Loan Agreement.

(i)
The Borrower shall have provided the Lender with (A) a written commitment, in a form and content satisfactory to the Lender, from one or more financial institutions (individually and collectively referred to as the “New Revolving Lender”) which shall commit to immediately make available to the Borrower a revolving line of credit in a total amount not less than One Million Dollars ($1,000,000.00) (the “New Revolving Line of Credit”), which shall reflect that (i) the New Revolving Line of Credit is not secured with the Borrower's assets, and (ii) the payment of the New Revolving Line of Credit is subordinate to the payment of the Note and (B) copies of all of the unexecuted loan documents to be utilized by the New Revolving Lender in connection with the New Revolving Line of Credit.

(j)
The Borrower shall have provided the Lender, in a form and content satisfactory to the Lender, with the Collateral Assignment and other related loan documents of the tolling agreement between the Borrower and Gavilon LLC.

3.
Upon satisfaction of all of the conditions set forth in Paragraph 2 above, (i) the Note Modification shall be accepted by the Lender and deemed to be in full force and effect, (ii) the Third Amendment and/or the Loan Agreement shall be deemed to be modified pursuant to Section 4 below, and (iii) the Existing Defaults shall be deemed to be waived (the “Existing Defaults Waiver”).

The Borrower acknowledges and agrees that the Existing Defaults Waiver shall not extend to any other default of the Borrower, whether now or hereafter occurring. The Borrower further acknowledges that the Existing Defaults Waiver (i) relates solely to the Existing Defaults and (ii) does not in any way constitute a consent to or an approval of similar or other actions by the Borrower in the future or constitute a waiver of any other covenant violations by the Borrower at any time.

4.	Upon satisfaction of all of the conditions set forth in Paragraph 2 above, the Third Amendment and/or the Loan Agreement shall be deemed to be modified as follows:

(a)	The “Termination Date” as set forth in Section 2.1 of the Third Amendment is hereby changed to January 5,

2013.

(b)
Subparagraphs 5.01(i), 5.01(v), 5.01(w), and 5.01(z) of the Loan Agreement (as set forth in Section 2.5 of the Third Amendment The reference in Section 2.5 of the Third Amendment to Construction Term-Loan Agreement to “Section 5.01” was a typographical error and all references to Section 5.01 in Section 2.5 of the Third Amendment to Construction Term-Loan Agreement should be, and hereby are, modified to be Section “5.02”. ) are hereby deleted and the following new subparagraphs 5.02(i), 5.02(v), 5.02(w) and 5.02(z) are substituted in lieu thereof:

(i) Commencing on February 25, 2012 and within twenty-five (25) days after the end of each month, a copy of the compiled monthly financial statement of Borrower that shall include the balance sheet of Borrower as at the end of such month and related statements of income and expenses, statement of changes in financial position, a statement of changes in capital accounts and a statement of allocation of distribution of profits and losses of Borrower, all in reasonable detail, prepared in accordance with GAAP (or tax accounting reconciled to GAAP). Such statements shall be accompanied by a Covenant Compliance Certificate in the form of Exhibit C to the Loan Agreement.

(v) Commencing on February 25, 2012 and within twenty-five (25) days after the end of each month, a comparison of Borrower's monthly actual results to the monthly budgeted and forecast results, in a form satisfactory to Lender.

(w) The Borrower shall pay to the Lender for application to the principal balance of the Note that amount equal to fifty percent (50%) of the Borrower's monthly earnings before taxes, depreciation and amortization (“EBTDA”) in excess of $300,000 as shown on the Borrower's monthly financial statements on or before the twenty-fifth day of the following month (the “EBTDA Payment”), with the first EBTDA Payment due on February 25, 2012. To the extent that the Borrower makes any unscheduled prepayment of principal on the Note (a “Principal Prepayment”), the amount of such Principal Prepayment shall be credited on an accumulated basis to the next EBTDA Payment owed by the Borrower. By way of example only and not in limitation, if the Borrower makes a $25,000.00 Principal Prepayment on July 31 and a EBTDA Payment in the amount of $15,000.00 is due on August 25, then the EBTDA Payment due on August 25 will be deemed to be satisfied and the remaining $10,000.00 of the July Principal Prepayment will be credited to the next monthly EBTDA Payment that is owed by the Borrower.

(z) The Borrower shall maintain at all times (i) a minimum Tangible Net Worth of not less than Two Million Dollars ($2,000,000.00) through June 30, 2012 and (ii) from and after July 1, 2012 a minimum Tangible Net Worth of not less than Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00). As used herein "Tangible Net Worth" shall mean unit holders' equity less any assets representing amounts or obligations due from employees, unit holders, insiders and any intangible assets and subordinated debt. Intangible Assets are those assets, according to GAAP, without physical substance which are classified as having value by carrying such value on the balance sheet of the entity claiming such value. Intangible assets include, but are not limited to, goodwill, patents, trademarks, organizational costs, copyrights, franchise rights, territory rights, licenses, memberships, exploration rights, processes, and designs.

(c)	Section 5.02 of the Loan Agreement is hereby amended to add the following new subsections (aa), (bb), (cc) and (dd):

(aa) Commencing with the Borrower's February, 2012 operations (based on the February 25, 2012 financial reporting), the Borrower shall maintain a Monthly Cash Flow Coverage of not less than 1.0 to 1.0. “Monthly Cash Flow Coverage” shall mean earnings before depreciation, amortization, interest and taxes divided by the scheduled monthly principal and interest payments on the Note plus interest on the New Revolving Line of Credit.
(bb) The Borrower shall immediately notify the Lender of any changes in its plant management or any decision to excuse management.

(cc)     Within twenty-five (25) days of each month end, the Borrower will provide to the Lender a narrative summarizing the Borrower's previous monthly activities and operations.

(dd) Borrower acknowledges and agrees that the provisions relating to financial reporting are a material inducement for Lender to enter into this Addendum. Borrower shall pay Lender a fee of $250.00 per day (the “Financial Reporting Fee”) for any financial report that is not submitted as required under the provisions of the Loan Agreement, as amended. Borrower acknowledges that the Financial Reporting Fee is not a penalty but is included to ensure that Lender has current and accurate financial information with respect to the Borrower.

(d)	Section 5.03 (Negative Covenants) of the Loan Agreement is hereby amended by adding the following new subparagraph (q):

(q) The Borrower shall not purchase or redeem any of its units, declare or pay any dividends or distributions, except distributions payable solely in its units, make any distribution to members or set aside any funds for any such purpose, without the prior written approval of the Lender.

(e)	Subsection 5.03(e) of the Loan Agreement is hereby deleted in its entirety and the following new subsection (e) is substituted in lieu thereof:

(e) The Borrower shall not, during the life of the Loan Agreement without the prior written approval of the Lender (which approval shall not be unreasonably withheld), lease, assign, pledge, mortgage, create any security interest in or otherwise encumber or permit to be encumbered any of its assets or become or remain liable in any manner with respect to any indebtedness or contractual liability (including, without limitation, notes, bonds, debentures, loans, guaranties, obligations of partnerships, and pension liabilities, in each case whether or not contingent and whether or not subordinated), except:

(i)    Obligations to the Lender arising under the Loan Documents;

(ii)    Trade accounts payable incurred in the ordinary course of business or unsecured indebtedness (other than for money borrowed or for the purchase of a capital asset) incurred in the ordinary course of business, which becomes due and must be fully satisfied within twelve months after the date on which it is incurred;

(iii)     Unsecured indebtedness which is fully subordinated in right of payment to all of the Borrower's obligations to the Lender pursuant to a subordination agreement accepted or approved in writing by the Lender;

(iv)     The New Revolving Line of Credit; or

(v) Until December 31, 2012, the first lien position on all finished biodiesel in favor of Gavilon, LLC as described in Section 3.2 of the Amendment Agreement between Borrower and Gavilon, LLC dated January 11, 2012.

(f)	The following provision shall be added at the end of Subsection 6.01(e) of the Loan Agreement following the word “claim”: “including but not limited to the New Revolving Line of Credit.”

5.
The Borrower does hereby release and forever discharge the Lender, the other Participants, the prior holders of the Loan Documents and their officers, agents and employees, successors and assigns from all causes of action, suits, claims and demands of every kind and character, known or unknown, without limit, including any action in law or equity, which the Borrower has or may ever have had against the them, if the circumstances, or any part of the circumstances, giving rise to such cause of action, suit, claim or demand occurred prior to the date of this Addendum.

6.
Except as modified by this Addendum, all the terms and conditions of the Third Amendment and the Loan Agreement, as amended, shall remain unchanged and in full force and effect. Borrower acknowledges that the Note is due and payable on the Maturity Date (as defined therein) and that Lender has made no commitment, express or implied, to refinance the obligations owing under the Note on the Maturity Date.

7.	This Addendum may be executed in one or more identical counterparts, which, when executed by all parties, shall constitute one and the same agreement.

8.
The Third Amendment and the Loan Agreement, as amended, embodies the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter thereof and supersedes all prior agreements and understandings among such parties with respect to the subject matters thereof.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written.

BORROWER:	LENDER:

Iowa Renewable Energy, LLC	MLIC Asset Holdings LLC, a Delaware limited liability company

By: /s/ Larry Rippey	By: Transmountain Land & Livestock Company, a Montana corporation, its Manager
Name: Larry Rippey
Its: Chairman & CEO	By: /s/ Michael Wilson
Name: Michael Wilson
By: /s/ Mark A. Cobb	Title: Vice President
Name: Mark A. Cobb
Its: Vice-Chair